UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

JUNE 17, 2003

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-31633	94-3217016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place Hayward, Ca	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 732-8400

ITEM 5.    OTHER EVENTS

In August 2000, Kosan Biosciences Incorporated (“Kosan”) and The Sloan-Kettering Institute for Cancer Research (“Sloan-Kettering”) entered into an agreement pursuant to which Kosan obtained an exclusive license to Sloan-Kettering’s patent portfolio and compounds in the epothilone field, including KOS-862, the epothilone D compound that Kosan is currently testing in Phase I human clinical trials. In addition, Kosan and Sloan-Kettering initiated a research collaboration to discover new epothilone analogs and to improve chemical syntheses of epothilones.

Kosan recently filed a lawsuit against Sloan-Kettering seeking a judicial declaration that all epothilone analogs discovered in the Sloan-Kettering laboratories after initiation of the research collaboration between Kosan and Sloan-Kettering are included in the exclusive license granted to Kosan by Sloan-Kettering in the August 2000 research and license agreement. Sloan-Kettering has also filed a lawsuit against Kosan. Sloan-Kettering has asserted that certain new compounds discovered after the 2000 agreement, and related patent applications arising from its work, are not included in the exclusive license granted in August 2000 and that Kosan has not reimbursed Sloan-Kettering’s research costs for research performed by Sloan-Kettering after the date of the agreement as required under the agreement. Sloan-Kettering’s lawsuit seeks monetary damages resulting from Kosan’s non-reimbursement of Sloan-Kettering’s alleged research costs. In addition, Sloan-Kettering’s lawsuit seeks judicial declarations that (i) Kosan does not have rights to the disputed new epothilone analogs, and that Sloan-Kettering is entitled to license such analogs to another party and (ii) Kosan’s non-reimbursement of Sloan-Kettering’s research costs is a material uncured breach of the 2000 agreement, giving Sloan-Kettering the right to terminate the agreement.

Kosan and Sloan-Kettering have been unable to reach agreement on the amount of research reimbursement, if any, owed by Kosan under the 2000 agreement for research performed by Sloan-Kettering after the date of the agreement. However, Kosan believes that there is no legal basis for Sloan-Kettering’s claim of breach of the 2000 agreement by Kosan and no justification for Sloan-Kettering’s asserted right to terminate the agreement. In particular, Kosan believes that any attempt by Sloan-Kettering to terminate Kosan’s exclusive rights to KOS-862 for non-payment of disputed research expenses is without merit.

This Current Report on Form 8-K contains “forward-looking” statements, including statements concerning Kosan’s research and license agreement with Sloan-Kettering, Kosan’s rights under the agreement and the outcome of the related litigation. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “will” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Kosan to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in Kosan’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Report on Form 10-Q for the period ended March 31, 2003 and other periodic filings with the SEC. Kosan does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED (Registrant)

By:	/s/ MICHAEL S. OSTRACH
Michael S. Ostrach President and Chief Operating Officer

Dated: June 23, 2003